GENERAL RELEASE and CHANGE of STATUS AGREEMENT

This General Release and Change of Status Agreement (the “Agreement”) is made and entered into by and between Ache Stokelman (“Executive”) and Oxygen Therapy, Inc. (“Company”) this 10th day of March, 2017 (the “Separation Date”).

WHEREAS, the Executive has advised the Company that he intends to withdraw as an officer and director of the Company, effective March 10, 2017; and

WHEREAS, the Executive has confirmed his interest in continuing to provide services to the Company in a consulting capacity, and the Company is interested in engaging Executive in that capacity;

WHEREAS, in connection with his departure as an executive and a director of the company, Executive and Company have agreed that (a) Executive should surrender some portion of the capital stock issued to him as a founder of the Company, (b) commencing on the Separation Date, Executive will provide certain services to the Company in his capacity as a consultant and, for such services, will receive warrants to purchase Company common stock, and (c) the Company will release the Executive from and waive any claims it may have against Executive as set forth herein; and (d) the Executive will release the Company from and waive any claims he may have against Company as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.      Separation Date. As of the close of business on the Separation Date Executive’s employment as Chief Executive Officer of Company will end effective and Executive will resign as a director of the Company.

2.      Redemption of Shares. Executive has agreed to the Company’s redemption of 3,000,000 of the 5,000,000 share of common stock currently held by Executive in consideration of $500.00, the receipt of which hereby is acknowledged; and Executive hereby agrees and confirms that he will submit the certificate evidencing his shares to the Company’s transfer agent no later than March 20, 2017 with the instruction that the transfer agent issue a new certificate to Executive for 2,000,000 shares within 10 business days.

3.      Company Release of Executive. In consideration for the Executive’s promises described in this Agreement, the Company Released Parties and their respective assigns, heirs, executors, and administrators, fully release the Executive from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type, regarding any act or failure to act that occurred up to and including the Separation Date. The Company Release Parties and their respective assigns, heirs, executors and administrators acknowledge that they may subsequently learn of facts or circumstances bearing on the rights or Claims released herein. Nonetheless, the Company Released Parties and their respective assigns desire to achieve a release of all known and unknown Claims and rights relating thereto. This Release is intended to unconditionally settle all Claims. For purposes of this Agreement, “Company Released Parties,” as used in this Agreement, shall mean the Company and all of its affiliated companies and corporations (if any), as well as the past and present officers, directors, agents, employees, officials, employee benefit plans (and their sponsors, fiduciaries and administrators), insurers, and attorneys of Company and all of its affiliated companies and corporation.

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4.      Executive Release of Company. Executive, on behalf of himself and his agents, representatives, attorneys, assigns, heirs, executors, and administrators, fully releases each of the Company Released Parties from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type, regarding any act or failure to act that occurred up to and including the Separation Date, including but not limited to any claims under (1) the Age Discrimination in Employment Act, 29 U.S.C. §621 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, § 1 et seq. (or any equivalent in the State of New York), the Massachusetts Civil Rights Act, M.G.L. c.12, §§ 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, § 102 and M.G.L. c.214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149, § 1 et seq., and the Massachusetts Privacy Act, M.G.L. c.214, § 1B(or any equivalents in the State of New York) , the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended (“Claims”). Executive acknowledges that he may subsequently learn of facts or circumstances bearing on the rights and Claims released herein. Nonetheless, Executive desires to achieve a complete release of all known and unknown Claims and rights relating thereto. This Release is intended to unconditionally settle all Claims. Notwithstanding the foregoing, (a) nothing in this Release prevents Executive from cooperating or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that Executive acknowledges that he may not recover any monetary benefits in connection with any such claim, charge or proceeding), (b) this Release does not extend to any claims that: (i) arise out of or relate to Executive’s status as a stockholder of Company; and (ii) Executive is not releasing his rights, if any, to any claims Executive may now or hereafter have for indemnification under the Executive’s charter documents and/or By-laws, including the benefit of any so-called E&O or D&O policies of insurance

5.      Non-admission. This Agreement does not constitute an admission by any of the Company Released Parties, and Company specifically denies that any action or omission that any of the Company Released Parties has taken or has failed to take with respect to Executive was known at the time of such act or omission by any of such Company Released Parties to be wrongful, unlawful, in violation of any local, state, or federal act, statute, or constitution, or susceptible of inflicting any damage or injury on Executive.

6.      Agreement Inadmissible as Evidence. This Agreement, its execution, and implementation may not be used as evidence, and shall not be admissible, in a subsequent proceeding of any kind, except one which either party may bring alleging a breach of this Agreement.

7.      Entire Agreement. This Agreement contains the entire agreement and understanding between Company and Executive concerning the matters described herein, and supersedes all prior agreements, discussions, negotiations, understandings, and proposals of the parties. The terms of this Agreement cannot be changed except in a subsequent document signed by the parties to this Agreement.

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8.      Severability. The provisions of this Agreement shall be severable and the invalidity of any provision shall not affect the validity of the other provisions; provided, however, that if Executive brings a lawsuit, claim, charge, or complaint against any of the Company Released Parties, and a court of competent jurisdiction finds that a release or waiver of claims or rights by Executive in paragraph 4 is illegal, void or unenforceable, Executive shall execute promptly a release, waiver and/or covenant that is legal and enforceable.

9.      Applicable Law and Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the Commonwealth of Massachusetts, without giving effect to that state’s principles regarding conflict of laws. The parties agree that the Courts of Suffolk County, Massachusetts shall have jurisdiction and venue over any dispute arising under this Agreement.

10.    Costs and Attorneys’ Fees. If either party to this Agreement brings an action to enforce her or its rights under any provision of this Agreement, the non-prevailing party in such action shall be liable to the prevailing party for the costs and reasonable attorneys’ fees incurred by the prevailing party in connection with the action.

11.    Revocation Period. Executive understands that he has the right to revoke this Agreement during a period of seven (7) days after he signs it. In order to revoke this Agreement, Executive must sign and send a written notice by email of his decision to revoke this Agreement, addressed to David Platt at David.Platt@otipharma.com. Executive understands that this Release shall not become effective and in force until eight days after he signs it.

12.    Knowing and Voluntary Waiver. Executive acknowledges that: (a) he has carefully read this Agreement and fully understands its meaning; (b) he had the opportunity to take twenty-one (21) days to review this Agreement before signing it; (c) he was advised in writing by Executive to consult with an attorney before deciding whether to sign this Agreement; (d) he is entering into this Agreement knowingly and voluntarily; and (e) the only consideration he is receiving for signing this Agreement is described herein, and no other promises or representations of any kind have been made by any person or entity to cause her to sign this Agreement.

Executed as of this 10th day of March, 2017 in Boston, Massachusetts.

/s/ Ache Stokelman
Ache Stokelman

Oxygen Therapy, Inc.

By:	/s/ David Platt
Chairman

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